UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2021

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 23, 2021, the United States District Court for the Eastern District of Louisiana (the “Louisiana Court”) under Civil Action No. 2:17-cv-819-B(3) (the “Litigation”) granted the defendants’ motion to enforce the settlement agreement entered into between the Company and the defendants, Daniel J. Schreiber and the Daniel J. Schreiber Living Trust – Dtd 2/08/95. The Louisiana Court ordered the Company to pay the defendants the amount of $101,490.27, representing its calculation of contractual interest in the amount of 18% of the outstanding principal balance of the two promissory notes issued pursuant to the settlement agreement until paid, plus certain reasonable attorneys’ fees and costs incurred.

The defendant trust has since filed a motion for attorneys’ fees and costs seeking an additional $81,189.64 in attorneys’ fees. The Company has filed an opposition to that motion, which is still pending.

The Company believes the Louisiana Court’s ruling was in error. On October 15, 2021, the Company filed a Motion for Reconsideration asking the Louisiana Court to reconsider its ruling. On November 4, 2021, the Company filed a consent Motion to Stay Execution of the Louisiana Court’s judgment pending either resolution of that motion, settlement between the parties, or if neither of those avenues prevails, appeal to the United States Fifth Circuit of Appeals. On November 12, 2021, the Louisiana Court granted the Company’s Motion to Stay Execution of its judgment provided the Company posted a supersedeas bond in the amount of $121,804.44. On November 17, 2021, the Company posted the supersedeas bond in that amount from available working capital to stay the enforcement of the Louisiana Court’s judgment pursuant to the Louisiana Court’s order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: November 23, 2021	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer